Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date: May 6, 2025

AFFINITY PARTNERS GP LP

	By:	/s/ Ian Brekke
Name: Ian Brekke
Title: Authorized Signatory

AFFINITY PARTNERS FUND I CO-INVEST GP LP

	By:	/s/ Ian Brekke
Name: Ian Brekke
Title: Authorized Signatory

AFFINITY PARTNERS FUND I LP

By Affinity Partners GP LP, its general partner

	By:	/s/ Ian Brekke
Name: Ian Brekke
Title: Authorized Signatory

AFFINITY PARTNERS PARALLEL FUND I LP

By Affinity Partners GP LP, its general partner

	By:	/s/ Ian Brekke
Name: Ian Brekke
Title: Authorized Signatory

AFFINITY QXO 1 LLC

	By:	/s/ Ian Brekke
Name: Ian Brekke
Title: Secretary

/s/ Jared Kushner
Jared Kushner